UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 2, 2007 (July 31, 2007)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            (b) Effective July 31, 2007, Eric T. Fry, who was one of our directors, resigned from our Board of Directors. Mr. Fry represented one of our equity sponsors, certain funds of Morgan Stanley Capital Partners, on our Board of Directors pursuant to the terms of the Amended and Restated Limited Liability Company Operating Agreement dated as of September 23, 2004, concerning our parent company, VHS Holdings LLC.  He had been appointed to our Board of Directors by Metalmark Capital LLC, an independent private equity firm established by the former principals of Morgan Stanley Capital Partners, which began managing the existing Morgan Stanley Capital Partners funds in September 2004. Mr. Fry resigned as a Managing Director of Metalmark Capital LLC effective the same date. Metalmark Capital LLC has not yet appointed a director to replace Mr. Fry on our Board of Directors under the terms of the Operating Agreement.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   August 2, 2007                                   VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President, General Counsel & Secretary